Exhibit 99.1

Morgan Stanley Direct Lending Fund Announces June 30, 2025 Financial Results and Declares Third Quarter 2025 Regular Dividend of $0.50 per Share

NEW YORK, NY, August 7, 2025 — Morgan Stanley Direct Lending Fund (NYSE: MSDL) (“MSDL” or the “Company”), a business development company externally managed by MS Capital Partners Adviser Inc. (the “Adviser”), today announced its financial results for the second quarter ended June 30, 2025.

QUARTERLY HIGHLIGHTS

•	Net investment income of $43.7 million, or $0.50 per share, as compared to $46.2 million, or $0.52 per share, for the quarter ended March 31, 2025;

•	Net asset value of $20.59 per share, as compared to $20.65 as of March 31, 2025;

•	Debt-to-equity was 1.15x as of June 30, 2025, as compared to 1.11x as of March 31, 2025;

•	New investment commitments of $149.1 million (net of any syndications), fundings of $204.0 million and sales and repayments of $207.5 million, resulting in net funded deployment of ($3.5) million;

•	The Company’s Board of Directors (the “Board”) declared a regular dividend of $0.50 per share to shareholders of record as of June 30, 2025; and

•

The Company successfully priced $350 million of 6.00% Notes due May 2030 and swapped the fixed rate coupon to floating rate. In connection with the issuance, the Company fully redeemed the $275 million of 7.55% Notes due September 2025.

SELECTED FINANCIAL HIGHLIGHTS

	For the Quarter Ended
($ in thousands, except per share information)	June 30, 2025	March 31, 2025
Net investment income per share	$0.50	$0.52
Net realized and unrealized gains (losses) per share[1]	($0.09)	($0.18)
Earnings per share	$0.41	$0.34
Regular dividend per share	$0.50	$0.50

[1]	Amount shown may not correspond for the period as it includes the effect of the timing of the distribution, shares repurchased and the issuance of common stock.

	As of
($ in thousands, except per share information)	June 30, 2025	March 31, 2025
Investments, at fair value	$3,785,496	$3,788,178
Total debt outstanding, at principal	$2,054,188	$2,013,588
Net assets	$1,790,299	$1,817,807
Net asset value per share	$20.59	$20.65
Debt to equity	1.15x	1.11x
Net debt to equity	1.10x	1.07x

RESULTS OF OPERATIONS

Total investment income for the quarter ended June 30, 2025 was $99.5 million, compared to $101.5 million for the quarter ended March 31, 2025. The decrease was primarily driven by lower base rates as well as lower repayment related income as compared to the prior period.

Total net expenses for the quarter ended June 30, 2025 were $55.9 million, compared to $55.2 million for the quarter ended March 31, 2025. The increase in net expenses quarter over quarter was primarily attributable to higher net management and income based incentive fees incurred following the expiration of the Adviser’s waiver of a portion of the base management and incentive fees in connection with the Company’s initial public offering, which expired in January 2025.

Net investment income for the quarter ended June 30, 2025 was $43.7 million, or $0.50 per share, compared to $46.2 million, or $0.52 per share, for the quarter ended March 31, 2025.

For the quarter ended June 30, 2025, net change in unrealized depreciation was $7.7 million, partially offset by net realized gains of $0.1 million.

PORTFOLIO AND INVESTMENT ACTIVITY

As of June 30, 2025, the Company’s investment portfolio had a fair value of approximately $3.8 billion, comprised of 214 portfolio companies across 34 industries, with an average investment size of $17.7 million, or 0.5% of our total portfolio on a fair value basis. The composition of the Company’s investments was the following:

	June 30, 2025			March 31, 2025
($ in thousands)	Cost	Fair Value	% of Total Investments at Fair Value	Cost	Fair Value	% of Total Investments at Fair Value
First Lien Debt	$3,682,846	$3,650,847	96.4%	$3,679,424	$3,652,320	96.3%
Second Lien Debt	82,435	71,721	1.9	82,134	71,190	1.9
Other Debt Investments	11,280	9,773	0.3	11,008	9,603	0.3
Equity	54,646	53,155	1.4	54,165	55,065	1.5

Total	$3,831,207	$3,785,496	100.0%	$3,826,731	$3,788,178	100.0%

Investment activity was as follows:

Investment Activity:	Three Months Ended June 30, 2025	Three Months Ended March 31, 2025
New investment commitments, at par (net of syndications)	$149,054	$233,368
Investment fundings	$204,003	$205,647
Number of new investment commitments in portfolio companies	9	9
Number of portfolio companies exited or fully repaid	5	7

Total weighted average yield of investments in debt securities at amortized cost and fair value was 10.1% and 10.2%, respectively, as of June 30, 2025, compared to 10.2% and 10.3%, respectively, as of March 31, 2025. Floating rate debt investments as a percentage of total portfolio on a fair value basis was 99.6% as of June 30, 2025, unchanged compared to March 31, 2025. As of June 30, 2025, certain investments in four portfolio companies were on non-accrual status, representing approximately 0.7% of total investments at amortized cost.

CAPITAL AND LIQUIDITY

As of June 30, 2025, the Company had total principal debt outstanding of $2,054.2 million, including $316.0 million outstanding in the Company’s BNP funding facility, $613.2 million outstanding in the Company’s Truist credit facility, $425.0 million outstanding in the Company’s senior unsecured notes due February 2027, $350.0 million outstanding in the Company’s senior unsecured notes due May 2029 and $350.0 million outstanding in the Company’s newly issued senior unsecured notes due May 2030. During the quarter, the Company redeemed the $275.0 million senior unsecured notes due September 2025. The combined weighted average interest rate on debt outstanding was 6.02% for the quarter ended June 30, 2025. As of June 30, 2025, the Company had $1,113.0 million of availability under its credit facilities and $75.8 million in unrestricted cash and short term, liquid investments. Debt to equity was 1.15x and 1.11x as of June 30, 2025 and March 31, 2025, respectively.

SHARE REPURCHASES

On February 27, 2025, the Board authorized an amended and restated share repurchase program, which has a maximum size of $100.0 million, exclusive of prior repurchases. For the three months ended June 30, 2025, the Company repurchased 1,057,127 shares at an average price of $18.92 per share.

ATM OFFERING

On March 28, 2025, the Company entered into equity distribution agreements pursuant to which the Company may sell shares of the Company’s common stock having an aggregate offering price of up to $300.0 million.

For the quarter ended June 30, 2025 there were no shares issued through the ATM offering.

OTHER DEVELOPMENTS

•	On August 5, 2025, the Board declared a regular distribution of $0.50 per share, which is payable on or around October 24, 2025 to shareholders of record as of September 30, 2025.

•	On August 6, 2025, the Company successfully priced its inaugural CLO with approximately $400 million of aggregate principal amount, at an efficient cost of funding.

CONFERENCE CALL INFORMATION

Morgan Stanley Direct Lending Fund will host a conference call on Friday, August 8, 2025 at 10:00 am ET to review its financial results and conduct a question-and-answer session. All interested parties are invited to participate in the live earnings conference call by using the following dial-in numbers or audio webcast link available on the MSDL Investor Relations website:

•	Audio Webcast

•	Conference Call

•	Domestic: 323-994-2093

•	International: 888-394-8218

•	Passcode: 9240969

To avoid potential delays, please join at least 10 minutes prior to the start of the earnings call. An archived replay will also be available on the MSDL Investor Relations website.

About Morgan Stanley Direct Lending Fund

Morgan Stanley Direct Lending Fund (NYSE: MSDL) is a non-diversified, externally managed specialty finance company focused on lending to middle-market companies. MSDL has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. MSDL is externally managed by MS Capital Partners Adviser Inc., an indirect, wholly owned subsidiary of Morgan Stanley. MSDL is not a subsidiary of or consolidated with Morgan Stanley. For more information about Morgan Stanley Direct Lending Fund, please visit www.msdl.com.

Forward-Looking Statements

Statements included herein or on the webcast/conference call may constitute “forward-looking statements,” which relate to future events or MSDL’s future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results and conditions may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in MSDL’s filings with the U.S. Securities and Exchange Commission. MSDL undertakes no duty to update any forward-looking statements made herein or on the webcast/conference call.

Contacts

Investors Sanna Johnson msdl@morganstanley.com	Media Alyson Barnes 212-762-0514 alyson.barnes@morganstanley.com

Consolidated Statements of Assets and Liabilities

(In thousands, except share and per share amounts)

	As of
	June 30, 2025	December 31, 2024
	(Unaudited)	(Audited)
Assets
Non-controlled/non-affiliated investments, at fair value (amortized cost of $3,826,123 and $3,813,127)	$3,780,373	$3,791,494
Non-controlled/affiliated investments, at fair value (amortized cost of $5,084 and $0)	5,123	—

Total investments, at fair value (amortized cost of $3,831,207 and $3,813,127)	3,785,496	3,791,494
Cash and cash equivalents (restricted cash of $3,820 and $2,000)	52,216	63,396
Investments in unaffiliated money market fund (cost of $27,410 and $8,976)	27,410	8,976
Deferred financing costs	18,853	16,498
Interest and dividend receivable from non-controlled/non-affiliated investments	25,253	30,554
Interest and dividend receivable from non-controlled/affiliated investments	46	—
Receivable for investments sold/repaid	134	470
Prepaid expenses and other assets	12,482	630

Total assets	3,921,890	3,912,018

Liabilities
Debt (net of unamortized debt issuance costs of $8,773 and $6,527)	2,050,254	1,973,479
Payable for investment purchased	—	192
Payable to affiliates (Note 3)	96	29
Dividends payable	43,575	53,229
Management fees payable	9,624	7,042
Income based incentive fees payable	9,279	8,956
Interest payable	16,218	21,205
Accrued expenses and other liabilities	2,545	5,730

Total liabilities	2,131,591	2,069,862

Commitments and contingencies (Note 7)
Net assets
Preferred stock, $0.001 par value (1,000,000 shares authorized; no shares issued and outstanding)	—	—
Common stock, par value $0.001 (500,000,000 shares authorized; 86,962,629 and 88,511,089 shares issued and outstanding)	87	89
Paid-in capital in excess of par value	1,782,313	1,812,443
Total distributable earnings (loss)	7,899	29,624

Total net assets	$1,790,299	$1,842,156

Total liabilities and net assets	$3,921,890	$3,912,018

Net asset value per share	$20.59	$20.81

Consolidated Statements of Operations (unaudited)

(In thousands, except share amounts)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Investment Income:
From non-controlled/non-affiliated investments:
Interest income	$93,752	$99,072	$188,693	$193,703
Payment-in-kind	3,815	2,850	8,003	5,494
Dividend income	650	646	1,244	1,211
Other income	1,175	1,620	2,870	2,881
From non-controlled/affiliated investments:
Interest income	44	—	70	—
Payment-in-kind	72	—	86	—

Total investment income	99,508	104,188	200,966	203,289

Expenses:
Interest and other financing expenses	34,707	29,302	68,886	56,562
Management fees	9,624	8,639	19,242	16,869
Income based incentive fees	9,279	11,554	19,122	22,890
Professional fees	1,698	1,687	3,306	2,904
Directors’ fees	130	128	259	274
Administrative service fees	85	17	145	42
General and other expenses	128	51	310	159

Total expenses	55,651	51,378	111,270	99,700

Management fees waiver (Note 3)	—	(2,160)	(641)	(5,257)
Incentive fees waiver (Note 3)	—	(1,651)	(375)	(2,862)

Net expenses	55,651	47,567	110,254	91,581

Net investment income (loss) before taxes	43,857	56,621	90,712	111,708

Excise tax expense	200	500	827	936

Net investment income (loss) after taxes	43,657	56,121	89,885	110,772

Net realized and unrealized gain (loss):
Realized gain (loss):
Net realized gain (loss) on non-controlled/non-affiliated investments	25	108	587	(5,517)
Foreign currency and other transactions	66	—	53	—

Net realized gain (loss)	91	108	640	(5,517)
Net change in unrealized appreciation (depreciation):
Net change in unrealized appreciation (depreciation) on non-controlled/non-affiliated investments	(7,751)	2,816	(24,899)	5,474
Net change in unrealized appreciation (depreciation) on non-controlled/affiliated investments	(2)	—	40	—
Translation of assets and liabilities in foreign currencies	101	—	100	—

Net unrealized appreciation (depreciation)	(7,652)	2,816	(24,759)	5,474

Net realized and unrealized gain (loss)	(7,561)	2,924	(24,119)	(43)

Net increase (decrease) in net assets resulting from operations	$36,096	$59,045	$65,766	$110,729

Net investment income (loss) per share (basic and diluted)	$0.50	$0.63	$1.02	$1.25
Earnings per share (basic and diluted)	$0.41	$0.66	$0.75	$1.25
Weighted average shares outstanding	87,189,801	89,271,839	87,798,346	88,315,183